UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported):

Terra Energy Resources Ltd
(Exact name of registrant as specified in its charter)

Delaware                      000-52543             20-831765
State or other jurisdiction Commission File Number)(IRS Employer
Of incorporation                                    Identification No)

750 Main Street, Suite 902
Hartford, CT 06103
(Address of principal executive offices)

(860-523-1220)
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act.
ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

Effective on June 6, 2013, the Board of Directors of Terra
Energy Resources Ltd,(the "Company")accepted the resignation of Jonathan Morgan as the President of the Company and Treasurer/Chief Financial Officer of the Company.

Effective on June 6, 2013, the Board of Directors of the
Company accepted the resignation of Shelley Schonfeld as the Director of the company.

Effective June 6, 2013, Mr. Rodrigo Von Unger was elected to the company's Board as its sole director and officer.


Item 8.01	Other Information

On June 17, 2013 the Board of Directors of Terra Energy
Resources Ltd, (the Company) filed a Form 15 with the
Securities and Exchange Commission (SEC) voluntarily suspending its reporting obligations with the SEC.As a result of this action, the common stock of the Company is no longer traded on the OTC Bulletin Board.
The Company continues to trade on the OTC Markets, formerly the Pinks.

The Board of Directors resolution, which was passed on June 17,2013, expresses the Boards intention to use this moratorium to better manage utilize its limited operating income to more efficiently bolster operations to be able to better afford the cost of compliance.

The Company is actively seeking debt or equity financing to funds it operations, including retiring debt to allow it to continue its business development. Once adequate financing has been secured, the Company will resume its audit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  June 18, 2013


TERRA ENERGY RESOURCES, LTD
By: /S/
Rodrigo Von Unger
Chief Executive Officer